[LOGO OF DIAMETRICS MEDICAL]

Exhibit 99.1

Contacts:

Diametrics Medical, Inc.

David B. Kaysen, CEO

W. Glen Winchell, CFO

(651) 639-8035

Diametrics Medical Reports Third Quarter 2003 Financial Results

ST. PAUL, Minn., November 13, 2003 – Diametrics Medical, Inc. (OTC BB: DMED) today announced financial results for the third quarter and nine months ended September 30, 2003. As previously announced on September 30, 2003, the Company completed the sale of the assets of its intermittent testing business effective September 29, 2003. Continuing operations reflected in the financial results are made up of the Company’s blood and tissue continuous monitoring systems.

Net revenue from continuing operations for the third quarter of 2003 totaled $810,000, compared with revenue of $1,693,000 for the comparable three-month period last year. The decline in third quarter revenue from 2002 was primarily the result of the termination of the Company’s exclusive distribution agreement with Philips Medical Systems on November 1, 2002. The Company’s net loss before discontinued operations was $2,632,000 for the third quarter, compared to a $1,131,000 net loss for the same period last year. Included in third quarter 2003 results from continuing operations were restructuring and other nonrecurring charges of $651,000.

The discontinued operations of the Company’s intermittent testing business showed a net loss of $950,000 for the quarter, compared to a net loss of $45,000 for last year’s third quarter. The Company realized a net gain of $1,832,000 from the sale of the intermittent testing business.

The resulting net loss for the quarter was $1,750,000, or $.06 per share, compared to a net loss of $1,175,000, or $.04 per share, in the comparable prior-year quarter.

For the nine months ended September 30, 2003, net revenue from continuing operations was $2,219,000, compared with $5,905,000 for the comparable period a year ago. The net loss before discontinued operations for this year’s nine-month period was $5,627,000 compared with a net loss of $3,661,000 for the nine months ended September 30, 2002. The net loss attributable to common shareholders for the nine-month period was $6,825,000, or $.25 per share, after a one-time deemed dividend on the Company’s preferred stock issued in May 2003. The deemed dividend resulted from a beneficial conversion feature of that offering. The net loss for the prior year period was $4,365,000, or $.16 per share.

“Our third quarter was full of intense activity, culminating in the sale of our intermittent testing business on September 29, 2003 to International Technidyne Corporation,” said David B. Kaysen, President and CEO of Diametrics Medical. Kaysen went on to say, “We have significantly streamlined the Company and focused our business for the future on our TrendCare products for continuous blood gas monitoring.”

Kaysen added, “We are excited about the future for the “new” Diametrics. We have a solid base of business and a truly unique product line that has all the necessary approvals worldwide. Further, we have a team that is totally focused on this business and the desire and ability to execute our plans.”

Investor Conference Call

The Company has scheduled a conference call today, Thursday, November 13, 2003, at 10:00 a.m. Central Daylight Time to discuss its third quarter and nine-month financial results, and provide a business update. Interested parties may listen to the call by dialing 800-299-8538 or 617-786-2902 and entering passcode 28459941.

About Diametrics Medical, Inc.

Diametrics Medical is a leader in critical care technology. The Company is dedicated to creating solutions that improve the quality of healthcare delivery through products and services that provide continuous, accurate and cost-effective blood and tissue diagnostic information. Primary products include the TrendCare® continuous blood gas monitoring system, including Paratrend® and Neotrend® for use with adult, pediatric and neonatal patients; and the Neurotrend® cerebral tissue monitoring system.

Forward Looking Statements

Statements in this press release regarding Diametrics’ management’s future expectations, beliefs, goals, plans, or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements. Such risks and uncertainties include without limitation, the Company’s ability to successfully implement its new business model, demand and acceptance of new and existing products, technology advances and product obsolescence, competitive factors, and the availability of capital to finance future growth. For further cautions regarding the risks of investing in Diametrics, we refer you to the documents Diametrics files from time to time with the SEC, particularly Diametrics’ Form 10-K filed March 31, 2003, Form 10-Q/A filed September 4, 2003, and Form 10-Q to be filed November 14, 2003. Diametrics disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

– Financial Statements Follow –

DIAMETRICS MEDICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Product revenue	$609,595	$809,249	$2,019,068	$5,021,319
Other revenue	200,000	884,142	200,000	884,142

Total revenue	809,595	1,693,391	2,219,068	5,905,461
Cost of revenue	551,746	972,321	1,798,047	3,795,931

Gross profit	257,849	721,070	421,021	2,109,530

Operating expenses:
Research and development	546,147	476,937	1,665,561	1,618,955
Selling, general and administrative	1,264,860	1,159,140	4,324,425	3,102,490
Restructuring and other nonrecurring charges	650,538	92,516	650,538	692,527

Total operating expenses	2,461,545	1,728,593	6,640,524	5,413,972

Operating loss	(2,203,696)	(1,007,523)	(6,219,503)	(3,304,442)
Interest income	1,252	15,094	11,937	69,064
Interest expense	(401,538)	(137,499)	(880,776)	(408,520)
Gain on modification of convertible notes	—	—	1,500,000	—
Other expense, net	(27,908)	(620)	(38,854)	(17,409)

Net loss before discontinued operations	(2,631,890)	(1,130,548)	(5,627,196)	(3,661,307)

Discontinued operations:
Loss from discontinued operations	(949,717)	(44,640)	(2,071,036)	(703,460)
Gain on sale of discontinued operations	1,832,059	—	1,832,059	—

Income (loss) from discontinued operations	882,342	(44,640)	(238,977)	(703,460)

Net loss	(1,749,548)	(1,175,188)	(5,866,173)	(4,364,767)
Beneficial conversion feature – preferred stock dividend	—	—	(958,962)	—

Net loss available to common shareholders	$(1,749,548)	$(1,175,188)	$(6,825,135)	$(4,364,767)

Basic and diluted net loss per common share:
Net loss from continuing operations	$(0.09)	$(0.04)	$(0.24)	$(0.14)
Discontinued operations:
Loss from discontinued operations	(0.04)	(0.00)	(0.08)	(0.02)
Gain on sale of discontinued operations	0.07	—	0.07	—

Net income (loss) from discontinued operations	0.03	(0.00)	(0.01)	(0.02)

Net loss	$(0.06)	$(0.04)	$(0.25)	$(0.16)

Weighted average number of common shares outstanding	27,124,485	26,819,165	26,892,882	26,812,283

DIAMETRICS MEDICAL, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$4,062,440	$3,964,791
Restricted cash	724,923	—
Accounts receivable	327,184	284,540
Inventories	1,807,041	2,265,160
Prepaid expenses and other current assets	221,189	334,254
Assets of discontinued operations	—	4,230,383

Total current assets	7,142,777	11,079,128

Property and equipment, net	2,267,973	2,364,949

Other assets	76,015	6,700

	$9,486,765	$13,450,777

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$3,295,586	$1,947,851
Other current liabilities	1,735,536	7,494,348
Liabilities of discontinued operations	—	586,784

Total current liabilities	5,031,122	10,028,983

Long-term liabilities, excluding current portion	8,058,593	2,750,898
Shareholders’ equity (deficit)	(3,602,950)	670,896

	$9,486,765	$13,450,777